As filed with the Securities and Exchange Commission on October 1, 2003

Registration No. 333-74633

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	23-0366390
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

ARMSTRONG WOOD PRODUCTS, INC. SALARIED EMPLOYEES’ PROFIT SHARING PLAN

ARMSTRONG WOOD PRODUCTS, INC. NON-UNION HOURLY EMPLOYEES’ 401(K) PLAN

ROBBINS HARDWOOD FLOORING, INC. EMPLOYEES’ RETIREMENT SAVINGS PLAN

HARTCO FLOORING COMPANY RETIREMENT SAVINGS PLAN

HARTCO FLOORING COMPANY BARGAINING EMPLOYEES’ RETIREMENT SAVINGS PLAN

(Full title of the plan)

Walter T. Gangl P.O. Box 3001, Lancaster, PA 17640
(Name and address of agent for service)

Registrant’s telephone number, including area code: (717) 397-0611

On October 17, 2002, Armstrong’s Retirement Committee unanimously passed a resolution to merge the plans described in Registration Statement No. 333-74633 into the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc and the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc on or around December 16, 2002. Effective December 20, 2002, all plan assets and liabilities were transferred out of the plans.

As a result of this merger, the offering described in Registration Statement No. 333-74633 has been terminated. This Post-Effective Amendment is being filed solely to remove from registration the 75,639 shares of Common Stock offered under the Registration Statement that remained unsold on the date the assets and liabilities were transferred out of the plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 of the Securities and Exchange Commission promulgated there under, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, State of Pennsylvania, on the 30th day of September, 2003.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ WILLIAM C. RODRUAN
William C. Rodruan Vice President and Controller

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